UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST EVENT REPORTED:  March 6, 2013

HELMERICH & PAYNE, INC.

(Exact name of registrant as specified in its charter)

State of Incorporation:  Delaware

COMMISSION FILE NUMBER 1-4221

Internal Revenue Service — Employer Identification No. 73-0679879

1437 South Boulder Avenue, Suite 1400, Tulsa, Oklahoma 74119

(Address of Principal Executive Offices)

(918)742-5531

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07           SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

The Annual Meeting of Stockholders of Helmerich & Payne, Inc. (the “Company”) was held on March 6, 2013.  Of the 106,525,227 shares of the Company’s common stock outstanding and entitled to vote at the meeting, 92,693,881 shares were present either in person or by proxy.

The following describes the matters considered by the Company’s stockholders at the Annual Meeting, as well as the results of the votes cast at the meeting:

1.             To elect four directors comprising the class of directors of the Company known as the “First Class” for a one-year term expiring in 2014.

Nominee	For	Withhold	Broker Non-Vote
Hans Helmerich	80,534,051	5,349,643	6,810,187
John W. Lindsay	84,253,353	1,630,341	6,810,187
Paula Marshall	82,694,778	3,188,916	6,810,187
Randy A. Foutch	81,590,031	4,293,663	6,810,187

2.             To ratify the appointment of Ernst & Young LLP as the independent auditors for the Company for the fiscal year ending September 30, 2013.

For	Against	Abstain	Broker Non-Vote
91,685,429	482,101	526,351	0

3.             To cast an advisory vote to approve the compensation of our executives disclosed in the Company’s Proxy Statement.

For	Against	Abstain	Broker Non-Vote
83,427,098	2,168,009	288,587	6,810,187

4.             To consider a non-binding stockholder proposal to adopt a majority voting standard in the election of Directors of the Company.

For	Against	Abstain	Broker Non-Vote
67,293,649	13,373,265	5,216,506	6,810,461

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly authorized the undersigned to sign this report on its behalf.

HELMERICH & PAYNE, INC.
(Registrant)

/s/ Steven R. Mackey
Steven R. Mackey
Executive Vice President

DATE: March 7, 2013